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                                                                     Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

   1. Statement of Cash Available for Distribution for the three months ended September 30, 1997:

         Net income                                                   $ 155,000
         Add:  Depreciation and amortization charges to income
               not affecting cash available for distribution             26,000
               Minimum lease payments received, net of interest
               income earned, on leases accounted for under the
               financing method                                          77,000

         Less: Mortgage principal payments                              (95,000)
               Other non-cash income                                     (3,000)
               Cash to reserves                                        (160,000)
                                                                      ---------

               Cash Available for Distribution                        $       -
                                                                      =========
               Distributions allocated to General Partners            $       -
                                                                      =========
               Distributions allocated to Limited Partners            $       -
                                                                      =========


   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1997:

   Entity Receiving                       Form of
     Compensation                       Compensation                     Amount
   ----------------                     ------------                     ------
   Winthrop
   Management                     Property Management Fees              $ 6,000

   WFC Realty Co., Inc.           Interest in Cash Available
  (Initial Limited Partner)       for Distribution                      $     -

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